Exhibit 99.2

SCIENJOY INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three months ended March 31, 2019 and 2020

SCIENJOY INC.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

i

SCIENJOY INC.

CONDENSED Consolidated Balance Sheets

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

	December 31,	March 31	March 31
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	¥137,351	¥183,407	$25,853
Accounts receivable, net	120,110	99,971	14,092
Prepaid expenses and other current assets	11,557	12,588	1,774
Amounts due from related parties	7	7	1
Loan receivables - related parties	500	-	-
Total current assets	269,525	295,973	41,720

Non-current assets
Property and equipment, net	736	669	94
Intangible assets, net	195	427	60
Long term investment	5,000	5,000	705
Long term deposits and other assets	2,761	2,965	418
Deferred IPO cost	1,307	2,173	306
Deferred tax assets	474	286	40
Total non-current assets	10,473	11,520	1,623
TOTAL ASSETS	¥279,998	¥307,493	$43,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	¥27,163	¥25,464	$3,588
Accrued salary and employee benefits	8,727	10,866	1,532
Accrued expenses and other current liabilities	6,852	2,564	361
Income tax payable	8,435	7,877	1,110
Loan payables - related parties	5,525	9,673	1,364
Amounts due to related parties	8,482	2,895	408
Deferred revenue	40,288	35,968	5,070
Total current liabilities	105,472	95,307	13,433

Commitments and contingencies
Shareholders’ equity
US$0.0001 par value; 500,000,000 shares authorized, 100,000 shares issued and outstanding as of December 31, 2019 and March 31, 2020*	¥69	¥69	$10
Share subscription receivables	(69)	(69)	(10)
Additional paid-in capital	9,664	9,664	1,362
Statutory reserves	12,059	14,444	2,036
Retained earnings	152,803	188,078	26,512
Total shareholder’s equity	174,526	212,186	29,910
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	¥279,998	¥307,493	$43,343

 The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019

SCIENJOY INC.

CONDENSED Consolidated statements of INCOME

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

	For the three months ended March 31,
	2019	2020	2020
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Live streaming - consumable virtual items revenue	¥182,020	¥209,621	$29,548
Live streaming - time based virtual items revenue	6,559	5,669	799
Technical services	-	985	139
Total revenue	188,579	216,275	30,486

Cost of revenues	(153,221)	(164,470)	(23,184)

Gross profit	35,358	51,805	7,302

Sales and marketing expenses	(810)	(1,407)	(198)
General and administrative expenses	(1,410)	(3,482)	(490)
Research and development expenses	(3,912)	(6,364)	(897)
Provision for doubtful accounts	(682)	(434)	(61)

Income from operations	28,544	40,118	5,656

Interest income	138	534	75
Other loss, net	(344)	(997)	(141)
Foreign exchange (loss) gain, net	(9)	5	1

Income before income taxes	28,329	39,660	5,591

Income tax expense	(1,381)	(2,000)	(282)

Net income	¥26,948	¥37,660	$5,309

Weighted average number of shares Basic and diluted*	100,000	100,000	100,000

Earnings per share Basic and diluted	¥269.48	¥376.60	$53.09

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019.

SCIENJOY INC.

CONDENSED Consolidated statements of CHANGES IN shareholders’ EQUITY

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

	Ordinary shares		Share subscription	Additional paid-in	Statutory	Retained	Total shareholders’
	Shares*	Amount	receivable	capital	reserves	earnings	equity
		RMB	RMB	RMB	RMB	RMB	RMB
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance as of January 1, 2019	100,000	¥69	¥(69)	¥41,992	¥10,323	¥4,621	¥56,936

Net income for the period	-	-	-	-	-	26,948	26,948
Capital distribution due to reorganization	-	-	-	(32,328)	-	-	(32,328)

Balance as of March 31, 2019	100,000	¥69	¥(69)	¥9,664	¥10,323	¥31,569	¥51,556

	Ordinary shares		Share subscription	Additional paid-in	Statutory	Retained	Total shareholders’
	Shares*	Amount	receivable	capital	reserves	earnings	equity
		RMB	RMB	RMB	RMB	RMB	RMB
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Balance as of January 1, 2020	100,000	¥69	¥(69)	¥9,664	¥12,059	¥152,803	¥174,526

Net income for the period						37,660	37,660
Appropriation to statutory reserves					2,385	(2,385)	-

Balance as of March 31,2020	100,000	¥69	¥(69)	¥9,664	¥14,444	¥188,078	¥212,186
Balance as of March 31,2020 (US$)	100,000	$10	$(10)	$1,362	$2,036	$26,512	$29,910

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019.

SCIENJOY INC.

CONDENSED CONSOLIDATED statements of cash flowS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

	For the three months ended March 31,
	2019	2020	2020
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	¥26,948	¥37,660	$5,309

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	210	119	17
Amortization of intangible assets	6	8	1
Provision for doubtful accounts	682	434	61
Deferred tax expense/(benefit)	(247)	188	27
Changes in operating assets and liabilities
Accounts receivable	30,874	19,697	2,776
Prepaid expense and other current assets	(23,537)	(1,030)	(145)
Long term deposits and other assets	(56)	(204)	(29)
Accounts payable	(108)	(1,699)	(239)
Deferred revenue	(2,136)	(4,320)	(609)
Accrued salary and employee benefits	391	2,139	302
Accrued expenses and other current liabilities	1,899	(4,542)	(640)
Income tax payable	(1,502)	(558)	(79)
Net cash provided by operating activities	33,424	47,892	6,752

Cash flows from investing activities
Cash acquired from business acquisition	-	23	3
Purchases of property and equipment and intangible assets	(52)	(54)	(8)
Net cash used in investing activities	(52)	(31)	(5)

Cash flows from financing activities
Dividends distribution to shareholders	(24,000)	-	-
Capital distribution due to reorganization	(32,328)	-	-
Advances to related parties	-	(939)	(133)
Repayments from related parties	19,467	-	-
Payment of deferred IPO cost	-	(866)	(122)
Net cash used in financing activities	(36,861)	(1,805)	(255)

Net (decrease) increase in cash and cash equivalents	(3,489)	46,056	6,492
Cash and cash equivalents at beginning of the period	65,294	137,351	19,361
Cash and cash equivalents at end of the period	¥61,805	¥183,407	$25,853

Supplemental disclosures of cash flow information:
Income taxes paid	¥(3,713)	¥(2,370)	$(334)

Supplemental non-cash investing and financing information:
Non-cash dividends distribution to shareholders	¥32,328	¥-	$-
Acquisition consideration payable to LXZ former shareholder	¥-	¥200	$28

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Principal activities

Scienjoy Inc. (the “Company” or “Scienjoy”) is a holding company incorporated under the laws of the Cayman Islands on March 2, 2017 with authorized shares of 500,000,000 shares at a par value of $0.0001.

The Company through its subsidiaries, and variable interest entities(“VIE”) and its subsidiaries noted below are principally engaged in operating its own live streaming platforms in the People’s Republic of China (the “PRC”), which enable users to view and interact with broadcasters through online chat, virtual items and playing games. The primary theme of the Company’s platform is entertainment live streaming.

(b)	Reorganization

On January 1, 2018, Tongfang Investment Fund Series SPC (“TF”) completed the acquisition of a 65% equity interest in Sixiang Times (Beijing) Technology Co., Ltd (“Sixiang Times”) from NQ Mobile Inc. Through the acquisition of Sixiang Times, TF acquired a controlling position in Holgus Sixiang Information Technology Co., Ltd (“Holgus”), Kashgar Sixiang Times Internet Technology Co., Ltd (“Kashgar”), Beijing Sixiang Shiguang Technology Co., Ltd (“SG”), Hai Xiu (Beijing) Technology Co., Ltd (“HX”) and Beijing Le Hai Technology Co., Ltd (“LH”).

On May 18, 2017, the Company established its wholly owned subsidiary in Hong Kong, Scienjoy International Limited (“Scienjoy HK”), as a holding company holding all of the outstanding shares of Sixiang Wuxian (Beijing) Technology Co., Ltd (“WX” or “WFOE”) which was established in PRC on October 17, 2017 under the laws of the People’s Republic of China as a holding company holding all of the equity interest of Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”),which was incorporated on July 5, 2018.

The Company established ZH (through WX), as a holding company for purpose of holding all of the outstanding equity interest of Holgus and Kashgar, as follows:

(i)	On July 18, 2018, Sixiang Times and ZH executed an equity transfer agreement. Pursuant to the agreement, 100% equity interest in Holgus was transferred to ZH.

(ii)	On July 24, 2018, Sixiang Times and ZH executed an equity transfer agreement. Pursuant to the agreement, 100% equity interest in Kashgar was transferred to ZH. In consideration of the transfer, the Company paid RMB10,000 to the former shareholders of Kashgar.

On November 16, 2018, Sixiang Times and other minority shareholders respectively entered into certain equity transfer agreements with Sixiang Huizhi (Beijing) Technology Culture Co., Ltd. (“HZ”) and Tianjin Sihui Peiying Technology Co., Ltd. (“SY”), and transfer 100% equity interest in SG to HZ, and transfer 100% equity interest in HX and LH to HZ and SY accordingly. Both HZ and SY were ultimately controlled by TF.

On January 28, 2019, HZ and SY executed equity transfer agreement with Zhihui Qiyuan (Beijing) Technology Co., Ltd. (“QY”). Pursuant to the agreement, 100% equity interest in SG, HX and LH were transferred to QY which is ultimately controlled by TF. In consideration of the transfer, the Company paid RMB 32,000 to the former shareholders of SG, HX and LH.

On January 29, 2019, the Company, through its wholly owned subsidiary WFOE, entered into a series of contractual arrangements (VIE Agreements) with QY and its respective shareholders, and in substance controlled all equity shares, risk and reward of SG, HX and LH through QY accordingly as a primary beneficiary of QY.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

On January 29, 2019, the Company completed its reorganization of entities under the common control of the founders. Scienjoy, Scienjoy HK, WX (or WFOE) and ZH were established as holding Companies. WFOE holds 100% of equity interests of ZH which holds 100% of equity interest in Kashgar and Holgus. WFOE is the primary beneficiary of QY which holds 100% equity interest in SG, HX and LH. These transactions were between entities under common control, and therefore accounted for in a manner similar to the pooling of interest method. Under the pooling-of-interests method, combination between two businesses under common control is accounted for at carrying amounts with retrospective adjustment of prior period financial statements, and the equity accounts of the combining entities are combined and the difference between the consideration paid and the net assets acquired is reflected as an equity transaction (i.e., distribution to parent company). As opposed to the purchase method of accounting, no intangible assets are recognized in the transaction, and no goodwill is recognized as a result of the combination.

(c)	Recent developments

On January 10, 2020, the Company entered into a purchase agreement with the former shareholder of Lixiaozhi (Chongqing) Internet Technology Co., Ltd. (“LXZ”) to acquire 100% equity interest in LXZ with a cash consideration of RMB 200 (US$28).

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. COVID-19 has spread rapidly to many parts of the PRC and other parts of the world in the first quarter of 2020, which has caused significant volatility in the PRC and international markets. In the quarter ended March 31, 2020, the COVID-19 pandemic did not have a material net impact on the Company’s financial positions and operating results. The extent of the impact on the Company’s second quarter 2020 results and beyond will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity and results of operations if the current situation continues.

(d)	Organization

Subsidiaries of the Company and VIEs where the Company is the primary beneficiary include the following:

	Date of incorporation	Place of incorporation	Percentage of direct/indirect ownership	Principal activities

Subsidiaries

Scienjoy International Limited (“Scienjoy HK”)	May 18, 2017	Hong Kong	100%	Holding Company
Sixiang Wuxian (Beijing) Technology Co., Ltd. (“WX” or “WFOE”)	October 17, 2017	The PRC	100%	Holding Company
Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”)	July 5, 2018	The PRC	100%	Holding Company
Holgus Sixiang Information Technology Co., Ltd. (“Holgus”)	May 9, 2017	The PRC	100%	Live streaming platform
Kashgar Sixiang Times Internet Technology Co., Ltd. (“Kashgar”)	March 2, 2016	The PRC	100%	Live streaming platform
VIEs
Zhihui Qiyuan (Beijing) Technology Co., Ltd. (“QY”)	January 22, 2019	The PRC	100%	Holding Company
Beijing Sixiang Shiguang Technology Co., Ltd. (“SG”)	October 28, 2011	The PRC	100%	Live streaming platform
Hai Xiu (Beijing) Technology Co., Ltd. (“HX”)	April 18, 2016	The PRC	100%	Live streaming platform
Beijing Le Hai Technology Co., Ltd. (“LH”)	June 16, 2015	The PRC	100%	Live streaming platform
Lixiaozhi (Chongqing) Internet Technology Co., Ltd. (“LXZ”)	July 18, 2018	The PRC	100%	Live streaming platform

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2019 and 2020 are not necessarily indicative of the results that may be expected for the full year. The information included in this quarterly report should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto included in the Company’s annual financial statements for the fiscal year ended December 31, 2019 on Proxy statement filed with the SEC on April 10, 2020.

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries, and its VIE and VIE’s subsidiaries over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

(b)	Business combinations

The Company accounts for all business combinations under the purchase method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”). The purchase method of accounting requires that the consideration transferred to be allocated to net assets including separately identifiable assets and liabilities the Company acquired, based on their estimated fair value. The consideration transferred in an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent considerations and all contractual contingencies as of the acquisition date. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of the cost of the acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the identifiable net assets of the acquiree, the difference is recognized directly in earnings. The determination and allocation of fair values to the identifiable net assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable judgment from management. Although the Company believes that the assumptions applied in the determination are reasonable based on information available at the date of acquisition, actual results may differ from forecasted amounts and the differences could be material.

(c)	Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to revenue recognition, estimating the useful lives of long-lived assets and intangible assets, valuation assumptions in performing asset impairment tests of long-lived assets, allowance for doubtful accounts, and valuation of deferred taxes and deferred tax assets. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Foreign currency

The functional currency of the Company is in Renminbi (“RMB”), as determined based on the criteria of Accounting Standards Codification (“ASC”) 830 (“ASC 830”) “Foreign Currency Matters”. The reporting currency of the Company is also the RMB. Transactions denominated in foreign currencies are re-measured into RMB at the exchange rates prevailing on the transaction dates. Foreign currency denominated financial assets and liabilities are re-measured at the balance sheet date exchange rate. Exchange gains and losses are included in foreign exchange gains and losses in the combined statements of income.

(e)	Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD (or “US$”) as of and for the year ended December 31, 2019 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.9618, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 28, 2019. Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD (or “US$”) as of and for the three months ended March 31, 2020 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB7.0942, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 27, 2020. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

(f)	Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts. Accounts are considered overdue after 180 days.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances for each account may require the Company to use substantial judgment in assessing its collectability.

Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

(g)	Deferred IPO costs

Pursuant to ASC 340-10-S99-1, offering costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, SEC filing and print related costs, exchange listing costs, and road show related costs. As of March 31, 2020, the Company has not concluded its offering. Accordingly, the Company recorded a deferred offering cost of RMB 1,307 and RMB 2,173(US$306) as of December 31, 2019 and March 31, 2020, respectively.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)	Long term investment

ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The main provisions require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value through earnings, unless they qualify for a measurement alternative. The Company adopted the new financial instruments accounting standard from January 1, 2019. Prior to January 1, 2019, the Company did not have any long term investment.

Equity Investments with Readily Determinable Fair Values

Equity investments with readily determinable fair values are measured and recorded at fair value using the market approach based on the quoted prices in active markets at the reporting date.

Equity Investments without Readily Determinable Fair Values

After the adoption of this new accounting standard, the Company elected to record equity investments without readily determinable fair values and not accounted for under the equity method at cost, less impairment, adjusted for subsequent observable price changes on a nonrecurring basis, and report changes in the carrying value of the equity investment in current earnings. Changes in the carrying value of the equity investment are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. Reasonable efforts shall be made to identify price changes that are known or that can reasonably be known.

Equity Investments Accounted for Using the Equity Method

The Company accounts for its equity investment over which it has significant influence but does not own a majority equity interest or otherwise control using the equity method. The Company adjusts the carrying amount of the investment and recognizes investment income or loss for share of the earnings or loss of the investee after the date of investment. The Company assesses its equity investment for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the entities, including current earnings trends and undiscounted cash flows, and other entity-specific information. The fair value determination, particularly for investment in privately held entity, requires judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investment and determination of whether any identified impairment is other-than-temporary.

Investments held by the Company as of December 31, 2019 and March 31, 2020 comprised of equity investment in a privately-held entity - Hangzhou Zhengrui Energy Technology LLP. (“Zhengrui”), in which the Company owns 18% equity interest. The Company does not have significant influence in Zhengrui due to the level of ownership and no participations on Zhengrui’s significant business operating and strategic decisions. The Company elected to record equity investments without readily determinable fair values and not accounted for under the equity method at cost, less impairment. As of December 31, 2019 and March 31, 2020, Zhengrui was still in startup stage and did not have any significant business activities, the Company did not consider there was any facts indicating the fair value of the investment was less than it carrying value.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses and other current assets, accounts payables, balances with related parties and other current liabilities, approximate their fair values because of the short-term maturity of these instruments.

(j)	Revenue recognition

On January 1, 2019, the Company adopted ASC 606, “Revenue from Contracts with Customers” using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. Based on the Company’s assessment, the adoption of ASC 606 did not result in any adjustment on the Company’s unaudited condensed consolidated financial statements, and there were no material differences between the Company’s adoption of ASC 606 and its historic accounting under ASC 605.

Revenues are recognized when control of the promised virtual items or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those virtual items or services. Revenue is recorded, net of sales related taxes and surcharges. The Company derives their revenue from live streaming service and technical service.

Live streaming

The Company is principally engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. The Company is responsible for providing a technological infrastructure to enable the broadcasters, online users and viewers to interact through live streaming platforms. All the platforms can be accessed for free. The Company mainly derives the revenue from sales of virtual items in the platforms. The Company has a recharge system for users to purchase the Company’s virtual currency then purchase virtual items for use. Users can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms. Virtual currency is non-refundable and often consumed soon after it is purchased.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Revenue recognition (continued)

The Company designs, creates and offers various virtual items for sales to users with pre-determined stand-alone selling price. Virtual items are categorized as consumable and time-based items. Consumable items are consumed upon purchase and use while time-based items could be used for a fixed period of time. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters, or purchase time-based virtual items for one or multiple months for a monthly fee, which provide users with recognized status, such as priority speaking rights or special symbols over a period of time.

The Company shares a portion of the sales proceeds of virtual items (“revenue sharing fee”) with broadcasters and talent agencies in accordance with their revenue sharing arrangements. Broadcasters, who do not have revenue sharing arrangements with the Company, are not entitled to any revenue sharing fee. The Company also utilizes third-party payment collection channels, which charges the payment handling cost for users to purchase the virtual currency directly from it. The payment handling costs are recorded in cost of sales.

The Company evaluates and determines that it is the principal and views users to be its customers, because the Company controls the virtual items before they are transferred to users. Its control is evidenced by the Company’s sole ability to monetize the virtual items before they are transferred to users, and is further supported by the Company being primarily responsible to the users for the delivery of the virtual items as well as having full discretion in establishing pricing for the virtual items. Accordingly, the Company reports live streaming revenues on a gross basis with the amounts billed to users recorded as revenues and revenue sharing fee paid to broadcasters and related agencies recorded as cost of revenues.

Sales proceeds are initially recorded as deferred revenue and recognized as revenue based on the consumption of the virtual items. The Company has determined that each individual virtual item represents a distinct performance obligation. Accordingly, live streaming revenue is recognized immediately when the consumable virtual item is used, or in the case of time-based virtual items, revenue is recognized over the fixed period on a straight line basis. The Company does not have further obligations to the user after the virtual items are consumed. The Company’s live streaming virtual items are generally sold without right of return and the Company does not provide any other credit and incentive to its users. Unconsumed virtual currency is recorded as deferred revenue.

The Company also cooperates with independent third-party distributors to sell virtual currency through annual distribution agreements with these distributors. Third-party distributors purchase virtual currency from the Company with no refund provision according to the annual distribution agreements, and they are responsible for selling the virtual currency to end users. They may engage their own sales representatives, which are referred to as “sales agents” to directly sell to individual end users. The Company has no control over such “sales agents”. The Company has discretion to determine the price of the virtual currency sold to its third-party distributors, but has no discretion as to the price at which virtual currency is sold by its third-party distributors to the sales agents.

Technical Services

The Company generated technical revenues from providing technical development and advisory, which accounts for only less than 1% of revenue. As the amount was immaterial, and short-term in nature which is usually less than six months, the Company recognizes revenue when service were rendered and accepted by customers.

Practical expedients and exemptions

The Company’s contracts have an original duration of one year or less. Accordingly, the Company does not disclose the value of unsatisfied performance obligations.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Revenue recognition (continued)

 Contract balances

Contract balances include accounts receivable and deferred revenue. Accounts receivable primarily represent cash due from distributors and are recorded when the right to consideration is unconditional. The allowance for doubtful accounts reflects the best estimate of probable losses inherent to the account receivable balance. Deferred revenue primarily includes unconsumed virtual currency and unamortized revenue from time-based virtual items in the Company’s platforms, where there is still an obligation to be provided by the Company, which will be recognized as revenue when all of the revenue recognition criteria are met. Due to the generally short-term duration of the relevant contracts, the majority of the performance obligations are satisfied within one year.

(k)	Research and development expenses

Research and development expenses primarily consist of (1) salaries and benefits expenses incurred for research and development personnel, and (2) rental, general expenses and depreciation expenses associated with the research and development activities. Expenditures incurred during the research phase are expensed as incurred and no research and development expenses were capitalized as of December 31, 2019 and March 31, 2020.

(l)	Sales and marketing expenses

Sales and marketing expenses consist primarily of advertising and market promotion expenses. The advertising and market promotion expenses amounted to RMB714 and RMB1,264 (US$178) for three months ended March 31, 2019 and 2020, respectively.

(m)	Leases

Leases are classified at the inception date as either a capital lease or an operating lease. The Company did not enter into any leases whereby it is the lessor for any of the periods presented. As the lessee, a lease is a capital lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A lease involving integral equipment is a capital lease only if condition (a) or (b) exists. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. The Company leases office space under operating lease agreements. Certain of the lease agreements contain rent holidays. Rent holidays are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The excess of rent expense and rent paid, as the case may be for respective leases, is recorded as deferred rental included in the prepaid expenses and other current assets in the unaudited condensed consolidated balance sheets.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The Company follows the liability method in accounting for income taxes in accordance to ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. A valuation allowance would be recorded against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The guidance on accounting for uncertainties in income taxes prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance was also provided on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining its provision for income taxes. The Company recognizes interests and penalties, if any, under accrued expenses and other current liabilities on its balance sheet and under other expenses in its statement of comprehensive loss. The Company did not recognize any interest and penalties associated with uncertain tax positions for the three months ended March 31, 2019 and 2020. As of December 31, 2019 and March 31, 2020, the Company did not have any significant unrecognized uncertain tax positions.

(o)	Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

(p)	Segment reporting

The Company follows ASC 280, “Segment Reporting.” The Company’s Chief Executive Officer or chief operating decision-maker reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business in PRC China as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company’s revenues are derived from within the PRC, no geographical segments are presented.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842). ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In July 2018, ASU 2018-11, the FASB further amended the guidance to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize an accumulative-effective adjustment to the opening balance of retained earnings in the period of adoption. For non-public business entities, this aforementioned guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. In November 2019, the FASB issued ASU No. 2019-10, by which to defer the effective date for all other entities by an additional year. Early adoption is permitted. As of March 31, 2020, the Company has RMB 22,424 (US$3,161) of future minimum operating lease commitments that are not currently recognized on its unaudited condensed consolidated balance sheets (Note 14). Therefore, the Company would expect changes to its consolidated balance sheets for the recognition of these and any additional leases entered into in the future upon adoption.

In June 2016, the FASB issued ASU No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. The standard is effective for non-public business entities for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In October 2018, the FASB issued ASU No. 2018-17 (“ASU 2018-17”), Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. The updated guidance requires entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety when determining whether a decision-making fee is a variable interest. The amendments in this update are effective for non-public business entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. These amendments should be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, to simplify the accounting for income taxes. The new guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. This ASU will become effective for the Company's annual and interim periods beginning in January 1, 2021, and early adoption is permitted. The Company is evaluating the impact of this standard on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

3.	Concentration of risk

(a)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2019 and March 31, 2020, RMB134,772 (US$ 19,359) and RMB181,474 (US$25,581), respectively, were deposited with major financial institutions located in the PRC. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(b)	Currency convertibility risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

(c)	Significant customers

For the three months ended March 31, 2019 and 2020, no customer individually represents greater than 10% of the total revenue.

(d)	Significant suppliers

For the three months ended March 31, 2019, one vendor accounted for 40.9% of the Company’s total purchases and three vendors accounted for 37.7%, 30.5% and 12.6% of the Company’s accounts payable as of March 31, 2019. For the three months ended March 31, 2020, one vendor accounted for 42.8% of the Company’s total purchases and one vendor accounted for 44.4% of the Company’s accounts payable as of March 31, 2020.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

4.	ACQUISITION

On January 10, 2020, the Company entered into a purchase agreement with the shareholder of Lixiaozhi (Chongqing) Internet Technology Co., Ltd. (“LXZ”) to acquire 100% equity interest in LXZ with a cash consideration of RMB 200 (US$28). LXZ is engaged in operating its own live streaming platform. The Company believes the acquisition of LXZ helps to enrich its product line, expand its user base and capitalize on the growth potential in the lives streaming market. The operating results of LXZ for the three months ended March 31 2019 and 2020 were not significant to the Company. The operating results of LXZ have been included in the unaudited condensed consolidated financial statements since the acquisition.

The Company’s acquisition of LXZ was accounted for as business combination in accordance with ASC 805. Acquisition-related costs incurred for the acquisitions are not material. The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition based on a valuation performed by an independent valuation firm engaged by the Company

	Amount
	RMB	US$
	(Unaudited)	(Unaudited)
Cash acquired	¥23	$3
Accounts receivable, net	8	1
Intangible assets, net	239	34
Accounts and other payables	(70)	(10)
Total consideration	¥200	$28

The intangible assets are mainly attributable to a license and technology as well as software acquired through the acquisition, which are generally amortized over 3 years.

5.	ACCOUNTS RECEIVABLE, NET

Accounts receivable and allowance for doubtful accounts consist of the following:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
Accounts receivable	¥130,376	¥110,673	$15,600
Less: allowance for doubtful accounts	(10,266)	(10,702)	(1,508)

Accounts receivable, net	¥120,110	¥99,971	$14,092

Two unrelated distributors accounted for 46.8% and 33.6% of the Company’s accounts receivable as of March 31, 2020, respectively. Three unrelated distributors accounted for 38.7%, 35.9% and 15.3% of the Company’s accounts receivable as of December 31, 2019, respectively. For the three months ended March 31, 2019 and 2020, the Company’s provision of doubtful accounts was RMB 682 and RMB434 (US$61), respectively.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

6.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
VAT recoverable	¥3,182	¥1,097	$154
Prepaid expense	5,021	3,822	539
Security deposits for a offering	-	3,982	561
Other receivables	3,354	3,687	520

	11,557	12,588	1,774

Less: allowance for doubtful accounts	-	-	-

Prepaid expenses and other current assets, net	¥11,557	¥12,588	$1,774

For the three months ended March 31, 2019 and 2020, the Company’s provision of doubtful accounts was nil.

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment, including those held under capital leases, consists of the following:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
At cost:
Computer and transmission equipment	¥5,246	¥5,299	$747
Furniture, fixtures and office equipment	311	310	44

Total	5,557	5,609	791

Less: accumulated depreciation	(4,821)	(4,940)	(697)

Property and equipment, net	¥736	¥669	$94

For the three months ended March 31, 2019 and 2020, depreciation expense was RMB210 and RMB119 (US$17), respectively.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

8.	INTANGIBLE ASSETS

The following table presents the Company’s intangible assets as of the respective balance sheet dates:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
At cost:
Trademark	¥23	¥23	$3
Patent	33	33	5
Copyright	69	74	10
Software	142	142	20
License and technology acquired	-	235	33

	267	507	71
Less: accumulated amortization	(72)	(80)	(11)

Intangible assets, net	¥195	¥427	$60

For the three months ended March 31, 2019 and 2020, amortization expense was RMB6 and RMB8 (US$1), respectively. The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

	Amortization	Amortization
	RMB	US$
	(Unaudited)	(Unaudited)
For the twelve months ending March 31,
2021	¥105	$15
2022	105	15
2023	106	15
2024	27	4
2025	27	4
Thereafter	57	7

Total	¥427	$60

9.	Long term deposits and other Assets

Long term deposits and other assets consist of the following:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
Rent deposits	¥392	¥596	$84
Advertising deposits	2,369	2,369	334

Long term deposits and other assets	¥2,761	¥2,965	$418

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES

Enterprise income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company incorporated in the Cayman Islands is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the subsidiary of the Company in Hong Kong is subject to 16.5% Hong Kong profit tax on its taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

The PRC

The Company’s subsidiaries and the VIE that are each incorporated in the PRC are subject to Corporate Income Tax (“CIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the new PRC Enterprise Income Tax Laws (“PRC Income Tax Laws”) effective from January 1, 2008. Pursuant to the PRC Income Tax Laws, the Company’s PRC subsidiaries and the VIE are subject to a CIT statutory rate of 25%.

Under the PRC Income Tax Laws, an enterprise which qualifies as a High and New Technology Enterprise (“the HNTE”) is entitled to a preferential tax rate of 15% provided it continues to meet HNTE qualification standards on an annual basis. SG qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2015 to 2020. The HNTE certificate of SG is expiring in 2021 and there exists uncertainties with the reapplication outcome. HX qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2017 to 2020. The HNTE certificate of HX is expiring in 2020 and the Company is in the process of renew. There exists uncertainties with the reapplication outcome. LH qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2016 to 2021. The HNTE certificate of LH is expiring in 2022 and there exists uncertainties with the reapplication outcome.

Under the PRC Income Tax Laws, during the period from January 1, 2010 to December 31, 2020, an enterprise which established in region of Holgus and Kashgar is entitled to a preferential tax rate of 0% in five consecutive years since the first year income generated from operations provided it continues to meet the conditions within the required scope.

Holgus qualifies for the conditions and entitled for tax-exempt from 2017 to 2021. Kashgar qualifies for the conditions and entitled for tax-exempt from 2016 to 2020. During the three months ended March 31, 2019 and 2020, total tax saving for the preferential tax rate were RMB 6,527 and RMB8,545 (US$ 1,205), respectively, the impact on EPS were RMB65 and RMB85 (US$12), respectively.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES (CONTINUED)

Uncertain tax positions

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2019 and March 31, 2020, the Company did not have any significant unrecognized uncertain tax positions.

The Company did not incur any interest or penalty related to potential underpaid income tax expenses for the three months ended March 31, 2019 and 2020, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2020.

The income tax expenses comprise:

	For the three months ended March 31,
	2019	2020	2020
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Current income tax expenses	¥1,628	¥1,812	$255
Deferred income tax	(247)	188	27

Income tax expenses	¥1,381	¥2,000	$282

A reconciliation of the differences between the statutory tax rate and the effective tax rate for EIT for the three months ended March 31, 2019 and 2020 is as follows:

	For the three months ended March 31,
	2019	2020
	(Unaudited)	(Unaudited)
Income tax computed at PRC statutory tax rate	25.0%	25.0%
Effect of tax-preferential entities	(20.0)%	(18.6)%
Non-deductible expenses	(0.1)%	(1.4)%
Income tax expense	4.9%	5.0%

The components of deferred taxes are as follows:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
Deferred tax assets:
Allowance for doubtful accounts	¥474	¥286	$40

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES (CONTINUED)

 Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets for the Company. Thus, there were no valuation allowances as of December 31, 2019 and March 31, 2020 for the deferred tax assets.

11.	RELATED PARTY BALANCES AND TRANSACTIONS

In addition to the information disclosed elsewhere in the financial statements, the principal related parties with which the Company had transactions during the years presented are as follows:

Name of Related Parties	Relationship with the Company

Mr. He Xiaowu	CEO, CFO and Chair of Scienjoy Inc.
Sixiang Times (Beijing) Technology Co., Ltd.	Where the Company’s executive is one of the major shareholder
Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.	Where Mr. He Xiaowu acted as Legal Representative, Manager and President
Beijing Junwei Technology Co., Ltd.	Controlling shareholder of SG and HX
Wangqin Wuxian(Beijing)Technology Co Ltd	Subsidiary company of Beijing NQ Mobile Inc., which was holding company of Sixiang Times (Beijing) Technology Co., Ltd
Beijing WanPu Century Technology Co Ltd	Subsidiary company of Beijing NQ Mobile Inc., which was holding company of Sixiang Times (Beijing) Technology Co., Ltd
Lavacano Holdings Limited	Where Mr. He Xiaowu acted as director
ENMOLI INC	Where Mr. He Xiaowu acted as director

For the three months ended March 31, 2019 and 2020, significant related party transactions were as follows:

		For the three months ended March 31,
		2019	2020	2020
		RMB	RMB	US$
		(Unaudited)	(Unaudited)	(Unaudited)

Beijing WanPu Century Technology Co., Ltd.	Market promotion expenses	¥4	¥1	$-
Sixiang Times (Beijing) Technology Co., Ltd.	Rental and service fees	¥-	¥513	$72

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

11.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

As of December 31, 2019 and March 31, 2020, the amounts due from/to related parties are as follows:

	December 31,	March 31,	March 31,
	2019	2020	2020
	RMB	RMB	US$
		(Unaudited)	(Unaudited)
Loan receivables - related parties

Beijing Junwei Technology Co., Ltd. (1)	500	-	-
Total	¥500	¥-	$-

Amount due from related parties

Lavacano Holdings Limited	7	7	1
Total	¥7	¥7	$1

Loan payables - related parties

ENMOLI INC(2)	5,525	9,673	1,364
Total	¥5,525	¥9,673	$1,364

Amount due to related parties

Sixiang Times (Beijing) Technology Co., Ltd.(3)	986	1,498	211
Beijing WanPu Century Technology Co., Ltd. (4)	7,496	1,397	197
Total	¥8,482	¥2,895	$408

1)	In October 2019, SG entered into an interest-free loan agreement with Beijing Junwei Technology Co., Ltd. at principal of RMB500. The loan was fully repaid on March 24, 2020

2)	In January 2019, Scienjoy HK entered into an interest-free loan agreement with Enmoli Inc. at principal of $788. The loan matures on December 31, 2020. In January 2020, Scienjoy HK entered into an interest-free loan agreement with Enmoli Inc. at principal of $600. The loan matures on December 31, 2021.

3)	The balance as of December 31, 2019 and March 31, 2020 represented unpaid service fee.

4)	The balance due to Beijing WanPu Century Technology Co., Ltd. amounted to RMB7,496 and RMB1,397 (US$197) and as of December 31, 2019 and March 31, 2020, respectively.

SCIENJOY INC.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

12.	ORDINARY SHARES

The Company was established under the laws of Cayman Islands on March 2, 2017. The original authorized number of Ordinary Shares was 500,000,000 shares with a par value of $0.0001 per share.

Dividend

The Company declared a dividend of approximately RMB 333,090 by July 2018, of which approximately RMB24,000 and nil was subsequently paid in three months ended March 31, 2019 and 2020, respectively.

Capital distribution

During the years ended December 31, 2019 and three months ended March 31, 2020, the Company distributed RMB32,328 and nil, respectively to the shareholders as a result of re-organization.

13.	COMMITMENTS AND CONTINGENCIES

(a)	Operating Leases Commitments

The Company leases facilities in the PRC under non-cancelable operating leases expiring on different dates. Total rental expense under all operating leases was RMB80 and RMB 1,082 (US$153) for the three months ended March 31, 2019 and 2020, respectively.

As of March 31, 2020, the Company had future minimum lease payments under non-cancelable operating leases with initial terms of one-year or more in relation to office premises consist of the following:

	RMB	US$
Twelve months ending March 31,
2021	¥4,791	$675
2022	5,101	719
2023	4,563	643
2024	4,319	609
2025	3,650	515
Total	¥22,424	$3,161

(b)	Capital and Other Commitments

The Company did not have significant capital and other commitments as of December 31, 2019 and March 31, 2020.

(c)	Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

14.	SUBSEQUENT EVENTS

On April 2, 2020, the Company and Changxiang Wuxian (Beijing) Technology Co. Ltd.(“Borrower”) entered into a loan agreement (the “Loan Agreement”), pursuant to which the Company agreed to extend a term loan in the principal amount of RMB50,000 to Borrower at a benchmark interest rate set by the People’s Bank of China. The maturity date of such loan is April 1, 2021 and the default rate is 24% per annum. The Borrower is unrelated to the Company.